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                                 Exhibit 99.1

                 SCIENTISTS PRESENT DATA ON BLSI'S ALTROPANE(TM)
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             AT SOCIETY OF NUCLEAR MEDICINE MEETING IN SAN ANTONIO
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               THREE PRESENTATIONS OUTLINE SUCCESS OF ALTROPANE
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                  FOR RAPID DIAGNOSIS OF PARKINSON'S DISEASE
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Boston, MA, June 5, 1997 - Boston Life Sciences, Inc. (Nasdaq: BLSI) announced today that three separate scientific papers pertaining to the use of Altropane(TM) in the diagnosis of Parkinson's Disease were presented yesterday at the 44th Annual Meeting of the Society of Nuclear Medicine in San Antonio, Texas.

Dr. Alan J. Fischman, Dr. John W. Babich, and Ms. Sandy Barrow, all of Massachusetts General Hospital and scientific collaborators of BLSI, each presented results of recent clinical studies using Altropane, a radioimaging agent that permits rapid SPECT scan diagnosis of Parkinson's Disease. Altropane is being developed by Boston Life Sciences, Inc. of Boston, Massachusetts.

The first two papers presented, "Clinical Evaluation of Parkinson's Disease by SPECT with I-123 Altropane," and "Rapid Detection of Parkinson's Disease by SPECT with Altropane: A Selective Ligand for Dopamine Transporters," detailed the results of clinical studies conducted with 15 subjects, seven of whom were healthy volunteers and eight of whom suffered from Parkinson's Disease. In the healthy volunteers, the studies demonstrated that Altropane accumulated rapidly and selectively in the dopamine transporters in the brain and yielded excellent
quality images within an hour after injection.   In patients suffering from
Parkinson's Disease, the studies showed that the accumulation of Altropane was markedly reduced, which is consistent with a diagnosis of the disease. The results of these studies strongly suggest that I-123 Altropane is a highly useful SPECT ligand for imaging dopamine receptors in the human brain. Furthermore, the results of the studies underscore that the high selectivity and rapid accumulation of Altropane in the dopamine transporters allows for the accurate diagnosis of Parkinson's Disease in less than two hours after injection.

The third paper, "The SPECT Ligand Altropane Effectively Detects Parkinson's Disease in Human Putamen," detailed scientists' work with Altropane in post mortem human brains to demonstrate its ability to bind to dopamine transporters. Altropane binding sites were reduced by more than 80 percent in the putamen of persons who had Parkinsons Disease thereby confirming the selectivity of Altropane for the dopamine transporter in the human brain.

Dr. Marc Lanser, Chief Scientific Officer of BLSI, said "We are pleased to have the results of these important studies which conclude that Altropane has been demonstrated as a safe and convenient agent to image the dopamine transporter system in the brain, and therefore, can assist physicians in making an accurate diagnosis of Parkinson's Disease."
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The conclusions described in the above mentioned papers, together with the opinions expressed by Boston Life Sciences, Inc. with respect to such conclusions, and the implications of the data referred to above, are all subject to the uncertainties inherent in ongoing research and development. These inherent uncertainties may necessitate the re-appraisal of the efficacy of such products, and may impact the development schedule for such products, their regulatory approval or lack thereof, and their ultimate commercialization.

BLSI is engaged in the research and development of novel therapeutics for cancer, autoimmune disease, and central nervous system disorders. BLSI's products in clinical trials or in pre-clinical development include the above mentioned Altropane; Troponin I, an anti-angiogenesis factor for the treatment of solid tumors; Axogenesis Factor 1 (AF-1), a novel central nervous system growth factor; THERAFECTIN for the treatment of rheumatoid arthritis; and two transcription factors to control the expression of molecules associated with autoimmune disease and allergies.

For additional information contact:

Marc E. Lanser, M.D.
Chief Scientific Officer
617-425-0200